FIRST AMENDMENT TO THE
                          DIAMOND HILL
            VARIABLE TERM DEFERRED COMPENSATION PLAN


Section 7.01 of the Variable Term Deferred Compensation Plan is hereby deleted in its entirety and the following is substituted therefor:

7.01 Distributions Upon Termination (Other than Death) or at a Specified Time.

(a)  Subject to Section 7.05 of this Plan, a Participant's
Accounts will be distributed in accordance with the applicable Deferral Election Form. A Participant may elect, at the time he submits a Deferral Election Form as specified in Section 4.01(b), to have distributions of the Incentive Compensation deferred for that Plan Year, as adjusted pursuant to Section 6.03, made:
(i) in a single lump sum payment within ninety (90) days following either: (A) the Participant's Termination; or (B) the earlier of
(1) a date specified by the Participant on a valid Deferral Election Form in accordance with Section 4.01(b), or (2) the Participant's Termination; or (ii) in up to fifteen (15) substantially equal annual installments beginning on the January 1 following either:
(A) the Participant's Termination and on each January 1 thereafter; or (B) the earlier of (1) a date specified by the Participant on a valid Deferral Election Form in accordance with Section 4.01(b) and every January 1 thereafter, or (2) the Participant's Termination and on each January 1 thereafter. Notwithstanding the foregoing, subject to Section 7.02 of the Plan, no distribution shall occur until at least the fifth anniversary of the date the Incentive Compensation was deferred unless in the event of death, Disability or Change in Control.

(b) A Participant who has not Terminated (unless otherwise permitted by the Plan Administrator) may elect to change the time or form of distribution of the Participant's Plan Benefit (based on the alternatives described in Section 7.01(a) of this Plan) by submitting a Distribution Election Change Form to the Plan Administrator; provided, however, that: (i) such change may not take effect until at least twelve (12) months after the date on which such election is made; (ii) the payment with respect to which such change is made must be deferred (other than a distribution upon death) for a period of not less than five (5) years from the date such payment would otherwise have been paid (or in the case of installment payments treated as a single payment, from the date the first amount was scheduled to be paid); and (iii) such change must be made not less than twelve
(12) months before the date the payment is scheduled to be paid (or in the case of installment payments treated as a single payment, from the date the first amount was scheduled to be paid).